UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): May 26, 2022

Dun & Bradstreet Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39361	83-2008699
(State of incorporation)	(Commission file number)	(IRS Employer Identification Number)

5335 Gate Parkway Jacksonville, FL 32256
(Address of principal executive offices)

(904) 648-6350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.0001 par value	DNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On Thursday, May 26, 2022, Dun & Bradstreet Holdings, Inc. (the “Company”), announced that Kevin Coop resigned from his role as President of North America, effective May 31, 2022, to pursue an opportunity that aligns with his personal aspirations. Mr. Coop’s departure is not due to any disagreement with the Company or the Company’s Board of Directors. Mr. Coop has been a part of the executive team that worked to transform the Company over the last three years and we appreciate his leadership and contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

Date: May 26, 2022	/s/ Joe A. Reinhardt, III
Joe A. Reinhardt, III
Chief Legal Officer